UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2020, Six Flags Entertainment Corporation (the “Company”), Six Flags Operations Inc. (“SFO”) and Six Flags Theme Parks Inc. (“SFTP”) amended their existing senior secured revolving credit facility by entering into (i) a Replacement Revolving Facility Amendment to Second Amended and Restated Credit Agreement (the “Replacement Amendment”), which establishes a $230 million replacement revolving credit facility, replacing $230 million of the $350 million existing revolving credit commitments and increasing the interest rate on the replacement revolving credit facility portion of the senior secured revolving credit facility to LIBOR plus 3.50% with two 0.25% step-downs upon achieving a Senior Secured Leverage Ratio of 2.50:1.00 and 1.25:1.00, respectively, and (ii) a First Incremental Amendment to Second Amended and Restated Credit Agreement (the “Incremental Amendment,” together with the Replacement Amendment, the “Credit Facility Amendments”), which increases the commitments under the replacement revolving credit facility by $131 million to $361 million, resulting in an aggregate amount of revolving credit commitments (including both the existing senior secured revolving credit facility and the replacement revolving credit facility as increased) equal to $481 million.

In connection with the Incremental Amendment, the Company agreed to not make any restricted payments, including the repurchase of equity securities and the payment of dividends, subject to certain exceptions, until the earlier of December 31, 2021, or such time as SFTP reduces the replacement revolving credit commitments by $131 million. In addition, SFTP elected to reduce the replacement revolving credit commitments by $131 million effective as of December 31, 2021.

The above summaries of the material terms of the Replacement Amendment and Incremental Amendment do not purport to be complete and are qualified in their entirety by reference to each of the Replacement Amendment and Incremental Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 8, 2020, the Company issued a press release announcing its entry into the Credit Facility Amendments and providing an update on current business operations in light of the COVID-19 pandemic. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

In light of the rapidly evolving COVID-19 pandemic, the Company is filing this Item 8.01 disclosure to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factor disclosure should be read in conjunction with the risk factors described in the Annual Report on Form 10-K.

The extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and difficult to predict.

We are closely monitoring the outbreak of respiratory illness caused by COVID-19. The virus has spread to many countries and has been declared by the World Health Organization to be a pandemic, resulting in action from federal, state and local governments that has significantly affected virtually all facets of the U.S. and global economies. This pandemic and resulting actions pose the risk that we or our employees, contractors, suppliers, and other business partners may be prevented from conducting business activities for an unknown period of time. Restrictions on travel, quarantines and other measures imposed in response to the COVID-19 outbreak, as well as ongoing concern regarding the virus’ potential impact, have had and will likely continue to have a negative effect on economies and financial markets, including supply chain shortages and additional business disruptions.

On March 30, 2020, we announced that our parks will remain closed until mid-May, or as soon as possible thereafter, reflecting federal and local restrictions in place to mitigate the spread of COVID-19. We will continue to closely monitor the evolving global health crisis and follow the most current guidance from federal, state, and local officials as we assess when we can reopen some or all of our parks.

The demand for parks, entertainment, recreation activities and discretionary travel is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, unemployment levels, the job or housing markets, consumer debt levels or consumer confidence, as well as other adverse economic or market conditions due to COVID-19 or otherwise, may lead to our customers having less discretionary income to spend on parks, entertainment, recreation activities and discretionary travel, any of which may have a material adverse effect on our business, financial condition, results of operations and prospects. The extent and duration of such impacts over the longer term remain largely uncertain and dependent on future developments that cannot be accurately predicted at this time, and therefore it is possible that the spread of the coronavirus may impact our customers’ interest in visiting our various properties and public facilities in the long-term.

Further, if the magnitude of COVID-19 continues or worsens, consumer behavior may be altered for an extended period of time, which would impact our overall cash and liquidity and financial condition. The economic disruption resulting from COVID-19 has also led to significant volatility in the capital markets and may adversely impact our ability to access cash. Any one adverse effect of the COVID-19, or a combination of adverse effects, could materially impact our results, operations and financial condition. Our actual results could differ materially from our guidance due to this risk, and other uncertainties and factors.

There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of our known risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

10.1

First Incremental Amendment to Second Amended and Restated Credit Agreement, dated as of April 8, 2020, among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., the other subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the revolving credit lenders party thereto

10.2

Replacement Revolving Facility Amendment to Second Amended and Restated Credit Agreement, dated as of April 8, 2020, among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., the other subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the revolving credit lenders party thereto

99.1	Press Release of Six Flags Entertainment Corporation, dated April 8, 2020
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President and General Counsel

Date: April 8, 2020